Exhibit 4.1
COPANO ENERGY, L.L.C.,
COPANO ENERGY FINANCE CORPORATION,
THE GUARANTORS NAMED HEREIN,
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

FOURTH SUPPLEMENTAL INDENTURE
Dated as of April 5, 2011
to
Indenture
Dated as of February 7, 2006
8.125% Senior Notes due 2016

     THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 5, 2011, is by and among Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), Copano Energy Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee (the “Trustee”).
     WHEREAS, the Issuers, the Guarantors and the Trustee are parties to that certain Indenture dated as of February 7, 2006 (the “Original Indenture”), relating to the Issuers’ 8.125% Senior Notes due 2016 (the “Notes”), and the Original Indenture has been amended and supplemented by the First Supplemental Indenture dated as of November 8, 2007, the Second Supplemental Indenture dated May 13, 2009 and the Third Supplemental Indenture dated as of March 10, 2011 (the Original Indenture, as so amended and supplemented, being referred to herein as the “Indenture”);
     WHEREAS, $332,665,000 aggregate principal amount of Notes are currently outstanding;
     WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer for Notes), the Issuers, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);
     WHEREAS, the Issuers desire and have requested the Trustee to join with them and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;
     WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated March 22, 2011 and the Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”); and
     WHEREAS, (1) the Company has received the consent of the Holders of a majority in principal amount of the outstanding Notes, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (3) the Issuers and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuers, the Guarantors and the Trustee to enter into this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

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ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES
     Section 1.1 Amendments to Articles 3, 4, 5 and 6. The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:
Section 3.09 (Offer to Purchase by Application of Excess Proceeds);
Clauses (a) — (c) of Section 4.03 (Reports), excluding the last sentence of clause (a) thereof;
Section 4.04(c) (Compliance Certificate);
Section 4.05 (Taxes);
Section 4.06 (Stay, Extension and Usury Laws);
Section 4.07 (Limitation on Restricted Payments);
Section 4.08 (Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries);
Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock);
Section 4.10 (Limitation on Asset Sales);
Section 4.11 (Limitation on Transactions with Affiliates);
Section 4.12 (Limitation on Liens);
Section 4.13 (Additional Subsidiary Guarantees);
Section 4.14 (Corporate Existence);
Section 4.15 (Offer to Repurchase Upon Change of Control);
Section 4.16 (No Inducements);
Section 4.17 (Permitted Business Activities);
Section 4.18 (Sale and Leaseback Transactions);
Section 4.20 (Designation of Restricted and Unrestricted Subsidiaries);
Clauses (c) and (d) of Section 5.01(a) (Merger, Consolidation, or Sale of Assets); and
Clauses (f) and (g) Section 6.01(a) (Events of Default).
     Section 1.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.
ARTICLE II
MISCELLANEOUS PROVISIONS
     Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.
     Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound

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hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.
     Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 2.4 Successors. All agreements of the Issuers and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
     Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.
     Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
     Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of a majority in principal amount of the outstanding Notes, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur. The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.

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     Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:
“Effective as of April 5, 2011, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Fourth Supplemental Indenture, dated as of April 5, 2011. Reference is hereby made to such Fourth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”
     Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

COPANO ENERGY, L.L.C.
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO ENERGY FINANCE CORPORATION
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

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Fourth Supplemental Indenture — 8.125% Senior Notes due 2016

GUARANTORS:

ACP TEXAS, L.L.C.
ALAMO CREEK PROPERTIES, L.L.C.
CANTERA GAS COMPANY LLC
CMW ENERGY SERVICES, L.L.C.
COPANO EAGLE FORD LLC
COPANO ENERGY SERVICES (TEXAS) GP, L.L.C.
COPANO ENERGY SERVICES GP, L.L.C.
COPANO ENERGY/MID-CONTINENT, L.L.C.
COPANO ENERGY/ROCKY MOUNTAINS, L.L.C.
COPANO FIELD FACILITIES/ROCKY MOUNTAINS, LLC
COPANO FIELD SERVICES GP, L.L.C.
COPANO FIELD SERVICES/CENTRAL GULF COAST GP, L.L.C.
COPANO FIELD SERVICES/NORTH TEXAS, L.L.C.
COPANO FIELD SERVICES/ROCKY MOUNTAINS, LLC
COPANO LIBERTY, LLC
COPANO NATURAL GAS/ROCKY MOUNTAINS, LLC
COPANO NGL SERVICES (MARKHAM), L.L.C.
COPANO NGL SERVICES GP, L.L.C.
COPANO PIPELINES (TEXAS) GP, L.L.C.
COPANO PIPELINES GP, L.L.C.
COPANO PIPELINES/NORTH TEXAS, L.L.C.
COPANO PIPELINES/ROCKY MOUNTAINS, LLC
COPANO PIPELINES/VICTORIA, L.L.C.
COPANO PROCESSING GP, L.L.C.
COPANO PROCESSING/LOUISIANA, LLC
COPANO/RED RIVER GATHERING GP, L.L.C.
COPANO/WEBB-DUVAL PIPELINE GP, L.L.C.
CPNO SERVICES GP, L.L.C.
ESTES COVE FACILITIES, L.L.C.
GREENWOOD GATHERING, L.L.C.
NUECES GATHERING, L.L.C.
RIVER VIEW PIPELINES, L.L.C.
SCISSORTAIL ENERGY, LLC

By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

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Fourth Supplemental Indenture — 8.125% Senior Notes due 2016

COPANO PROCESSING, L.P. By: Copano Processing GP, L.L.C, its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO NGL SERVICES, L.P. By: Copano NGL Services GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

CHC LP HOLDINGS, L.L.C.
COPANO HOUSTON CENTRAL, L.L.C.
COPANO PIPELINES GROUP, L.L.C.
COPANO/RED RIVER GATHERING LP HOLDINGS, L.L.C.
CPG LP HOLDINGS, L.L.C.
CPNO SERVICES LP HOLDINGS, L.L.C.
CWDPL LP HOLDINGS, L.L.C.

By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO GENERAL PARTNERS, INC.
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

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Fourth Supplemental Indenture — 8.125% Senior Notes due 2016

COPANO FIELD SERVICES/AGUA DULCE, L.P.
COPANO FIELD SERVICES/COPANO BAY, L.P.
COPANO FIELD SERVICES/KARNES, L.P.
COPANO FIELD SERVICES/LIVE OAK, L.P.
COPANO FIELD SERVICES/SOUTH TEXAS, L.P.
COPANO FIELD SERVICES/UPPER GULF COAST, L.P.

By: Copano Field Services GP, L.L.C.,
       its general partner

By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO PIPELINES/HEBBRONVILLE, L.P. COPANO PIPELINES/SOUTH TEXAS, L.P. COPANO PIPELINES/UPPER GULF COAST, L.P. By: Copano Pipelines GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO PIPELINES/TEXAS GULF COAST, L.P. By: Copano Pipelines (Texas) GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

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Fourth Supplemental Indenture — 8.125% Senior Notes due 2016

COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P. By: Copano Field Services/Central Gulf Coast GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO ENERGY SERVICES/UPPER GULF COAST, L.P. By: Copano Energy Services GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO ENERGY SERVICES/TEXAS GULF COAST, L.P. By: Copano Energy Services (Texas) GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

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Fourth Supplemental Indenture — 8.125% Senior Notes due 2016

COPANO/WEBB-DUVAL PIPELINE, L.P. By: Copano/Webb-Duval Pipeline GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

COPANO RISK MANAGEMENT, L.P. CPNO SERVICES, L.P. By: CPNO Services GP, L.L.C., its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

CIMMARRON GATHERING, LP By: Copano/Red River Gathering GP, L.L.C. its general partner
By:	/s/ Carl A. Luna
Carl A. Luna
Senior Vice President and Chief Financial Officer

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Fourth Supplemental Indenture — 8.125% Senior Notes due 2016

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Israel Lugo
Israel Lugo
Vice President

Signature Page to
Fourth Supplemental Indenture — 8.125% Senior Notes due 2016